UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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AQUILA FUNDS TRUST

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Important Conference Call:

Aquila Funds Trust – Reorganization Update

Please join us for an important update on the proposed Reorganizations of Aquila High Income Fund and Aquila Opportunity Growth Fund.1 During the call, you will hear from senior members of the Aquila Distributors LLC, Aquila Investment Management LLC and Cantor Fitzgerald Asset Management teams as they discuss key details of the Reorganizations, the Special Shareholder Meeting, and the need for your clients’ proxy votes.

Two Conference Call Options:

Tuesday, July 16 at 11:00 a.m. ET		Tuesday, July 16 at 4:15 p.m. ET
●	Passcode: XXX XXXX	●	Dial-in Number: XXX-XXX-XXXX
●	Dial-in Number: XXX-XXX-XXXX	●	Passcode: XXX XXXX

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Your Hosts:

Paul G. O’Brien President Aquila Distributors LLC	David M. Schiffman Aquila Investment Management LLC Lead Portfolio Manager Aquila High Income Fund

John D. Brim, CFA® President & Chief Investment Officer Smith Group Asset Management, LLC, a registered investment advisor* *a business of Cantor Fitzgerald Asset Management

1 About the Proposed Reorganization of Aquila Funds Trust:

As previously communicated, a definitive agreement has been reached between Aquila Investment Management LLC (“Aquila”) and Cantor Fitzgerald Investment Advisors, LP ("Cantor") to sell assets used in its investment advisory business relating to the Aquila Funds Trust (the "Funds" or each a "Fund") (the "transaction"). Under the terms of the agreement, subject to Fund shareholder approval, each Fund is expected to be reorganized into a newly created series of Cantor Select Portfolios Trust (each a "Reorganization" or collectively, the "Reorganizations"), and subsequently will be advised by Cantor and subadvised by Smith Group Asset Management, LLC. The proposed Reorganizations are listed below:

Acquired Aquila Funds	Acquiring Cantor Funds
Aquila High Income Fund	Cantor Fitzgerald High Income Fund
Aquila Opportunity Growth Fund	Cantor Fitzgerald Equity Opportunity Fund

For financial professional use only. Not for use with the public.

To receive a free copy of a Proxy Statement/Prospectus relating to a Reorganization, please call Cantor Fitzgerald Asset Management toll free at (855) 922-6867. This communication is qualified in its entirety by reference to the Proxy Statement/Prospectus and supersedes any prior document.

The Proxy Statement/Prospectus contains important information about fund objectives, strategies, fees, expenses and risk considerations, and therefore you are advised to read it. The Proxy Statement/Prospectus and shareholder reports, and other information are also available for free on the SEC’s website (www.sec.gov). Shareholders should read any Proxy Statement/Prospectus carefully before making any decision to invest or to approve a Reorganization.

Mutual fund investing involves risk; loss of principal is possible. Investment risks include, but are not limited to, potential loss of value, market risk, financial risk, interest rate and credit rate risk, and investments in highly-leveraged companies, lower-quality debt securities, foreign markets and foreign currencies. High-yield bonds are subject to greater credit risk, default risk, and liquidity risk.

Before investing in any mutual fund offered by Aquila Group of Funds, carefully read about and consider the investment objectives, risks, charges, expenses, and other information found in the fund's prospectus. The prospectus is available when you visit www.aquilafunds.com and by calling 800-437-1020.

Aquila Distributors LLC
800-437-1020
www.aquilafunds.com

AQL-AFT-CCE-072024

Copyright © 2024. All rights reserved.

Aquila Funds Trust: Proposed Reorganization

Financial Advisor Conference Call – Internal Talking Points

1. Introductions:

•	Paul O’Brien – President, Aquila Distributors LLC
•	John Brim – President & Chief Investment Officer, Smith Group Asset Management, LLC*

*a business of Cantor Fitzgerald Asset Management

•	David Schiffman – Aquila Investment Management LLC; Lead Portfolio Manager, Aquila High Income Fund

2. Paul O’Brien: Let’s start off with overview of the proposed transaction involving Aquila High Income Fund and Aquila Opportunity Growth Fund.

A definitive agreement has been reached between Aquila Investment Management LLC (“Aquila”) and Cantor Fitzgerald Investment Advisors, LP (“Cantor”) to sell assets used in the investment advisory business relating to the Funds (the “transaction”).

Under the terms of the agreement, subject to Fund shareholder approval, each Fund is expected to be reorganized (each a “Reorganization” or collectively, the “Reorganizations”) into a newly created series of the Cantor Select Portfolios Trust, and subsequently will be advised by Cantor and subadvised by Smith Group Asset Management, LLC.

3. Paul O’Brien: Are there any significant changes to the Funds or the investment strategies proposed?

John Brim: The Fund names will be altered slightly, as follows:

Acquired Aquila Funds	Acquiring Cantor Funds
Aquila High Income Fund	Cantor Fitzgerald High Income Fund
Aquila Opportunity Growth Fund	Cantor Fitzgerald Equity Opportunity Fund

The principal investment objective and strategy of each Fund will be similar to the description as written in the current prospectus for the respective funds dated May 1, 2024.

4. Paul O’Brien: Before diving into the specifics of each Fund, let’s discuss the proposed investment adviser, Cantor Fitzgerald Investment Advisors, LP, and subadviser, Smith Group Asset Management, LLC, a business of Cantor Fitzgerald Asset Management.

John Brim: Cantor Fitzgerald, L.P., together with its subsidiaries and affiliates, (“Cantor Fitzgerald”) with over 12,000 employees, is a leading global financial services group at the forefront of financial and technological innovation and has been a proven and resilient leader since 1945. Cantor Fitzgerald & Co. is a preeminent investment bank serving more than 5,000 institutional clients around the world, recognized for its strengths in fixed income and equity capital markets, investment banking, SPAC underwriting and PIPE placements, prime brokerage, commercial real estate, and infrastructure, and for its global distribution platform. Cantor Fitzgerald & Co. is one of the 24 primary dealers authorized to transact business with the Federal Reserve Bank of New York. For more information, please visit www.cantor.com.

Cantor Fitzgerald Asset Management, a business of Cantor Fitzgerald, L.P., has a robust investment platform consisting of $13 billion of assets under management across private and public markets. The firm manages mutual funds, interval funds, exchange-traded funds, separately managed accounts, unified managed accounts, non-traded REITs, opportunity zone funds, 1031 and 721 exchange vehicles, and other private investment vehicles managed on behalf of high net worth and institutional investors. The experience and knowledge of its senior leadership and portfolio management teams combined with the financial services prowess of industry leader, Cantor Fitzgerald, enable the delivery of a platform of solutions across a comprehensive range of capabilities. For more information, please visit www.cantorassetmanagement.com.

Cantor Fitzgerald Asset Management is supported by more than 45 distribution and investor relations professionals across the U.S. If you have not already had an opportunity to meet the investor relations team members in your region, you should expect to hear from a team member in the near future. Additionally, a map of all team member coverages and responsibilities can be found on our website at cantorassetmanagement.com. It is the responsibility of the distribution and investor relations team to serve as educational and client support resources for all product offerings of Cantor Fitzgerald Asset Management and we welcome any and all opportunities to work with you and your clients for educational and investment opportunities.

Originally founded in 1995, Smith Group became a part of Cantor Fitzgerald in 2021. The six-member portfolio management team at Smith Group averages over 30 years of investment experience and 21 years with the firm. All members of the team have earned their CFA® charter or CPA® designation. The team advises the Cantor Fitzgerald Large Cap Focused Fund and Cantor Fitzgerald International Equity Fund, along with all Cantor Fitzgerald Core and Growth Separately-Managed Account Strategies.

5. Paul O’Brien: For the High Income Fund, David Schiffman, the Lead Portfolio Manager of Aquila High Income Fund has signed an employment agreement to join Cantor Fitzgerald and the Smith Group team upon completion of the Reorganization. Let’s turn it over to Dave to hear how the newly-created fund will be managed.

David Schiffman: The principal investment objective and strategy of the Fund will be consistent with the description as written in the current prospectus for Aquila High Income Fund dated May 1, 2024.

The Fund will invest, under normal circumstances, at least 80% of its net assets, plus any borrowings for investment purposes in income-producing securities. Such securities may be rated at any level by nationally recognized statistical rating organizations, or they may be unrated. It is anticipated that the Fund’s portfolio will typically include a high proportion, perhaps even 100%, of high-yield/high-risk securities rated below investment grade. Such securities are sometimes called “junk bonds.”

The bonds the Fund purchases can be of any maturity, but the average effective weighted maturity of the Fund’s portfolio will normally be within one year of the average maturity of the Bloomberg US Corporate High Yield Total Return Index Value Unhedged. The average maturity of the Index as of December 31, 2023 was 4.85 years.

Upon approval of the reorganization by Aquila High Income Fund shareholders, Smith Group Asset Management will become the Fund’s subadviser. Smith Group utilizes a team approach for management, trading, and research on all of the funds and separately managed accounts that the firm currently manages. And as noted, I will remain as the Lead Portfolio Manager for the High Income Fund.

6. Paul O’Brien: Now we will cover the Equity Fund.

John Brim: The investment objective and principal investment strategies of the existing fund and the newly created fund are substantially the same. Cantor Fitzgerald Equity Opportunity Fund is expected to primarily invest in a portfolio of mid-capitalization securities.

Upon approval of the reorganization by Aquila Opportunity Growth Fund shareholders, Smith Group Asset Management will become the new fund’s subadviser. Smith Group utilizes a team approach for management, trading, and research on all of the funds and separately managed accounts that the firm currently manages. Consistent with all of Cantor Fitzgerald Smith Group’s other funds and managed accounts, the new fund will have a named lead manager. Cantor Equity Opportunity Fund’s lead portfolio manager will be Eivind Olsen, CFA®.

Eivind Olsen joined Smith Group Asset Management in May 2008 and is a member of the portfolio management team. Prior to joining Smith Group, he was a Portfolio Manager with Brazos Capital Management/John McStay Investment Counsel from 1998 to 2008. From 1994 to 1996, he did equity research as an Associate Analyst with Rauscher, Pierce, Refsnes, Inc. He earned a BBA in Accounting and Finance from Texas Christian University and an MBA in Finance from the University of Texas. Mr. Olsen was awarded the Chartered Financial Analyst® (CFA) designation in 2001. He is a member of the CFA Institute and the CFA Society of Dallas-Ft. Worth.

Smith Group has significant experience in the management, research, and trading of mid-cap companies. As of December 31, 2023, 29.7% of the holdings in a large-cap mutual fund managed by Cantor Fitzgerald and Smith Group were constituents of the CRSP MidCap® Total Return Index, the current benchmark for Aquila Opportunity Growth Fund. Further, across all Smith Group-managed strategies, in excess of $600 million was invested in holdings in the CRSP MidCap® Total Return Index as of December 31, 2023.

Over the 10 years ended December 31, 2023, a large-cap focused mutual fund managed by Cantor Fitzgerald and Smith Group held on average 41.5% of the fund in securities within the middle 15% of the free float-adjusted market capitalization in the U.S. equity markets, the definition of mid-cap stocks as defined by MSCI Inc.

7. Paul O’Brien: A common question relates to Fee Increases, so let’s address that question.

John Brim: There are no plans for increasing fees in either of the newly create funds. Net total annual fund operating expenses for each class of shares of each Fund are expected to be no higher than current net total annual fund operating expenses. For the equity fund, an expense cap will be put in place upon conversion, and the net total annual fund operating expenses will be lower for all share classes by anywhere from 0.20% for current Class Y shareholders to 0.94% for current Class C shareholders. We encourage everyone to review the Form N-14 filling (the “Proxy Statement/Prospectus”), which was filed with the Securities and Exchange Commission (the “SEC”), for details on changes in expense structures and changes to load structures for certain share classes.

Pricing changes:

Purchases of Class A shares of each Fund after the completion of the Reorganization will be subject to an initial sales charge (including additional purchases by current Class C and Class I shareholders, who will receive Class A shares in the Reorganization). The initial sales charge assessed on purchases of Class A shares of Cantor Fitzgerald Equity Opportunity Fund of 5.75% (as a percentage of the offering price) is higher than the initial sales charge of 4.25% currently assessed on purchases of Class A shares of Aquila Opportunity Growth Fund, and Class C and Class I shareholders of Aquila Opportunity Growth Fund do not currently pay any initial sales charge.

8. Paul O’Brien: Let’s wrap up with an update on the proxy voting by shareholders of Aquila High Income Fund and Aquila Opportunity Growth Fund, and timing for the proposed transaction.

John Brim: The Reorganizations are contingent upon the completion of certain conditions, including approval by the shareholders of the applicable Fund. If all conditions are satisfied and approvals obtained, the transactions and proposed Reorganizations are expected to close in the third quarter of 2024.

Proxy distribution began in early June. Fund shareholders are urged to read the Form N-14 relating to the Reorganization of their Fund and other documents filed with the SEC carefully and in their entirety because these documents will contain important information about the proposed Reorganizations.

The Form N-14 contains information describing the transactions and Reorganizations, and comparing the investment objectives, strategies, risks, charges and expenses of the Aquila Funds with those of the Cantor Funds, as well as other important information that Fund shareholders should carefully consider.

The information covered in this presentation is intended for financial professionals only. It is not to be distributed externally or communicated with shareholders and the investing public.

To receive a free copy of a Proxy Statement/Prospectus relating to a Reorganization, please call Cantor Fitzgerald Asset Management toll free at (855) 9-CANTOR. This information is qualified in its entirety by reference to the Proxy Statement/Prospectus and supersedes any prior communication.

The Proxy Statement/Prospectus contains important information about fund objectives, strategies, fees, expenses and risk considerations, and therefore you are advised to read it. The Proxy Statement/Prospectus and shareholder reports, and other information are also available for free on the SEC’s website (www.sec.gov). Shareholders should read any Proxy Statement/Prospectus carefully before making any decision to invest or to approve a Reorganization.

Mutual fund investing involves risk; loss of principal is possible. Investment risks include, but are not limited to, potential loss of value, market risk, financial risk, interest rate and credit rate risk, and investments in highly-leveraged companies, lower-quality debt securities, foreign markets and foreign currencies. High-yield bonds are subject to greater credit risk, default risk, and liquidity risk.

Before investing in a mutual fund, investors should carefully read about and consider the investment objectives, risks, charges, expenses, and other information found in the fund's prospectus. The prospectus for any of fund offered by Aquila is available when you visit www.aquilafunds.com and by calling 800-437-1020. The prospectus for any fund offered by Cantor Fitzgerald is available at www.cantorassetmanagement.com and by calling (855) 9-CANTOR.